UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 22, 2013

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 (Entry into a Material Definitive Agreement)

On October 22, 2013 (the “Execution Date”), Newfield International Holdings Inc. (“Seller”), a company formed under the laws of the Commonwealth of The Bahamas and a wholly-owned subsidiary of Newfield Exploration Company (“Newfield”), entered into a Share Purchase Agreement (the “Agreement”) with SapuraKencana Petroleum Berhad, a company formed under the laws of Malaysia (“Purchaser”).  Pursuant to the Agreement, Seller agreed to sell all of its equity interests in Newfield Malaysia Holding Inc. (the “Company”) for a total cash consideration of $898 million, as adjusted for effective time working capital and applicable closing adjustments (the “Transaction”). The Company holds the shares of Newfield Sabah Malaysia Inc., Newfield Peninsula Malaysia Inc. and Newfield Sarawak Malaysia Inc. (all collectively with the Company, the “Company Group”). The Company Group is responsible for the day to day operations of Newfield’s business in Malaysia.

Between the Execution Date and the date of closing the transaction (the “Closing Date”), the Company Group is required under the Agreement to operate the business in the ordinary course, consistent with past practice, and to comply with other customary business covenants.  In addition, prior to the Closing Date, the Purchaser is obligated to prepare and submit (1) a valuation certificate and valuation report to the Bursa Malaysia Securities Berhad (“Bursa Securities”) for its approval, (2) a draft shareholder circular to the Bursa Securities for its approval (the “Shareholder Circular”), and (3) the Shareholder Circular to its shareholders and hold a shareholder meeting to approve the transaction and the Agreement (“Purchaser Shareholder Approval”).  Following receipt of Purchaser Shareholder Approval, Seller has agreed it will offer preferential rights to its partners under each of the applicable Joint Operating Agreements.  If a preferential right is exercised, then Seller and Purchaser shall execute an Escrow Agreement and place the applicable allocated purchase price value into escrow until such time as the agreement reflecting the exercise of the preferential right has closed. The exercise of a preferential right will not impact the closing of the Transaction except to reduce the purchase price by the amount of the applicable allocated purchase price value.

The closing of the Transaction also is subject to the approval of Petroliam Nasional Berhad under the applicable Production Sharing Contracts and other customary closing conditions.

Item 7.01  Regulation FD Disclosure

On October 22, 2013, the Company issued a press release announcing the Transaction.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	99.1	Release issued by the Company on October 22, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: October 28, 2013	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description
99.1	Release issued by the Company on October 22, 2013